                                                                      EXHIBIT 12


                             JOHNSON CONTROLS, INC.
                       COMPUTATION OF RATIO OF EARNINGS TO
                                  FIXED CHARGES
                              (Dollars in millions)


                                                                    Six Months Ended
                                                                     March 31, 2002
                                                                    ----------------
Net income                                                               $234.7
Provision for income taxes                                                139.3
Minority interests in net earnings of subsidiaries                         26.3
Income from equity affiliates                                             (14.4)
Distributed income of equity affiliates                                     2.9
Amortization of previously capitalized interest                             3.2
                                                                         ------
                                                                          392.0
                                                                         ------

Fixed charges:
      Interest incurred and amortization of debt expense                   69.2
      Estimated portion of rent expense                                    34.1
                                                                         ------
Fixed charges                                                             103.3
Less:  Interest capitalized during the period                              (5.4)
                                                                         ------
                                                                           97.9
                                                                         ------

Earnings                                                                 $489.9
                                                                         ======


Ratio of earnings to fixed charges                                          4.7
                                                                         ======





           For the purpose of computing this ratio, "earnings" consist of income before income taxes, minority interest in earnings or losses of consolidated subsidiaries and income from equity affiliates plus (a) amortization of previously capitalized interest, (b) distributed income from equity affiliates and (c) fixed charges, minus interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.



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